                         CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-87537) of our report, which includes comments for US readers on Canada-US reporting differences, dated June 18, 1999, except for note 2(a) which is as of November 15, 1999, on our audit of the financial statements of E-Cruiter.com Inc. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


                                                /s/ PricewaterhouseCoopers LLP
Ottawa, Canada                                           Chartered Accountants
November 15, 1999